SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:
[X]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement

                 RiverSource International Managers Series, Inc.
               (formerly AXP Partners International Series, Inc.)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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[ ]   Fee computed on table below per Exchange Act Rules
      14c-5(g) and 0-11

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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


RIVERSOURCE
INVESTMENTS (SM)

                RIVERSOURCE INTERNATIONAL AGGRESSIVE GROWTH FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

                              INFORMATION STATEMENT
                           NOTICE OF SUBADVISER CHANGE

This information statement mailed on or about ______, 2006, is being provided to the shareholders of RiverSource International Aggressive Growth Fund (the "Fund"), a series of RiverSource International Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission ("SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Board of Directors (the "Board"), to select the subadvisers RiverSource Investments or the Investment Manager believes are best suited to achieve the Fund's investment objective. RiverSource Investments or the Investment Manager exercises this authority by adding or replacing subadvisers.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      THE FUND AND ITS MANAGEMENT AGREEMENT

RiverSource Investments serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated March 1, 2006, amended and restated as of May 1, 2006. Under the IMS Agreement, RiverSource Investments monitors the performance of the subadvisers on an ongoing basis. Factors it considers are: the qualifications of a subadviser's investment personnel, its investment philosophy and process, and its long-term performance results. Short-term investment performance, by itself, is not a significant factor in recommending a change of a subadviser. As compensation for its services, RiverSource Investments receives a management fee from the Fund and RiverSource Investments pays the subadviser(s).

Subadvisers serve pursuant to separate subadvisory agreements (each a "Subadvisory Agreement") under which each manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are acceptable to RiverSource Investments and consistent with Board and RiverSource Investments policies.

                         PRINCIPAL GLOBAL INVESTORS, LLC
                        AND THE NEW SUBADVISORY AGREEMENT

Prior to April 24, 2006, a portion of the Fund's assets was managed by American Centruy Global Investment Management, Inc. ("ACGIM"). At a meeting of the Board, held on April 12-13, 2006, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members"), approved the recommendation of RiverSource Investments to terminate the Subadvisory Agreement with ACGIM and to approve a new Subadvisory Agreement with Principal Global Investors, LLC ("Principal Global"), which became effective on April 24, 2006.

The recommendation to replace ACGIM with Principal Global was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. The recommendation to hire Principal Global was based on RiverSource Investments' analysis that the investment strategy of Principal Global is complementary with the Fund's other subadviser, Columbia Wanger Asset Management, L.P. ("Columbia WAM").

Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

       RiverSource International Aggressive Growth Fund
       ---------------------------------------------------------------------------
              ASSETS (BILLIONS)            ANNUAL RATE AT EACH ASSET LEVEL
       ---------------------------------------------------------------------------
                 First $0.25                            1.000%
       ---------------------------------------------------------------------------
                  Next 0.25                             0.975
       ---------------------------------------------------------------------------
                  Next 0.25                             0.950
       ---------------------------------------------------------------------------
                  Next 0.25                             0.925
       ---------------------------------------------------------------------------
                  Next 1.00                             0.900
       ---------------------------------------------------------------------------
                  Over 2.00                             0.875
       ---------------------------------------------------------------------------

The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, will pay the subadvisers out of its own assets, at the following rates:

Principal Financial:    0.55% on the first $100 million and 0.42% thereafter.

The fee paid by RiverSource Investments to ACGIM was 0.65% on the first $100 million, 0.60% on the next $150 million, 0.55% on the next $250 million, 0.52% on the next $500 million and 0.50% thereafter.

                                    Fees paid by the          Fees paid by
                                    Fund to RiverSource       RiverSource
                                    Investments*              Investments to
                                                              ACGIM
--------------------------------------------------------------------------------
RiverSource International           $3,119,859                $959,879
Aggressive Growth
Fund (fiscal year ended 10/31/2005)

*     RiverSource Investments uses these fees to pay the subadviser.

Other than the identity of the subadviser, the standard of care (consistent with changes to the IMS Agreement, new subadvisers are held to a higher standard of care), the fee schedule and the effective and renewal dates, there are no material differences between the ACGIM Subadvisory Agreement and the Principal Global Subadvisory Agreement.

                       INFORMATION ABOUT PRINCIPAL GLOBAL

Principal Global Investors, LLC ("Principal Global") is a diversified asset management organization and a member of the Principal Financial Group(R) ("Principal"). Principal is a leading global financial institution offering a wide range of financial products and services. The core business of Principal is asset accumulation and institutional asset management. Principal was founded in 1879 and began managing retirement assets in 1941. As of March 31, 2006, Principal Global had approximately $167 billion in assets under management. Principal Global's principal offices are located at 801 Grand Avenue, Des Moines, IA, 50392.

The following table provides information on the principal executive officers and directors of Principal Global.

         -----------------------------------------------------------------------
         NAME                   TITLE AND PRINCIPAL OCCUPATION
         ----------------------------------------------------------------------
         Jim McCaughan          Chief Executive Officer
         ----------------------------------------------------------------------
         Patrick McNelis        Executive Director
         ----------------------------------------------------------------------
         Hazel McNellage        Executive Director
         ----------------------------------------------------------------------
         Tim Dunbar             Executive Director
         ----------------------------------------------------------------------
         Pat Halter             Executive Director
         ----------------------------------------------------------------------
         Jerry Bogart           Executive Director and Chief Financial Officer
         ----------------------------------------------------------------------
         Cherrise Crawford      Managing Director
         ----------------------------------------------------------------------
         Darcy Darrah           Director
         ----------------------------------------------------------------------
         Barb McKenzie          Chief Operating Officer
         ----------------------------------------------------------------------
         David Blake            Chief Investment Officer
         ----------------------------------------------------------------------
         Chris Henderson        2nd Vice President and Counsel
         ----------------------------------------------------------------------

OTHER ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY PRINCIPAL GLOBAL

                                    ASSETS ($ MILLIONS)                INVESTMENT
NAME                                AS OF MARCH 31, 2006)              ADVISORY FEE
-----------------------------------------------------------------------------------
INTERNATIONAL GROWTH                $1BILLION                                   N/A

EQUITY COMPOSITE

As of March 31, 2006, the International Growth Composite consisted of one discretionary account.

In evaluating the recommendation to hire Principal Global as a subadviser for the Fund, the Board considered, among other factors:

      o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of the subadviser's personnel and its financial condition.

      o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

      o The subadviser's proposed investment strategy for the Fund.

      o The subadviser's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

      o The compliance program of the subadviser.

The terms of the Subadvisory Agreement are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and RiverSource Investments.

Based on the foregoing analysis, the Board concluded that the approval of the Subadvisory Agreement is in the best interests of the Fund and its shareholders.

For a mutual fund managed by multiple subadvisers, such as the Fund, RiverSource Investments, subject to the discretion of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. As of April 21, 2006, the Fund's assets were managed as follows:

------------------------------------------------------------------
                                   Columbia WAM        ACGIM
------------------------------------------------------------------
   RiverSource International           44%              56%
       Aggressive Growth
------------------------------------------------------------------

As of April 24, 2006, the Fund's assets are managed as follows:

------------------------------------------------------------------
                                   Columbia         Principal
                                      WAM             Global
------------------------------------------------------------------
   RiverSource International           44%              56%
       Aggressive Growth
------------------------------------------------------------------

                              FINANCIAL INFORMATION

The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at www.riversource.com/funds

                         RECORD OF BENEFICIAL OWNERSHIP

For RiverSource International Aggressive Growth Fund, as of record date of April 30, 2006, clients of Charles Schwab & Co., a brokerage firm, held 12.28% of Class A shares; Portfolio Builder Aggressive Fund held 19.76% of Class I shares; Portfolio Builder Moderate Fund held 20.10% of Class I shares; Portfolio Builder Moderate Aggressive Fund held 32.43% of Class I shares; Portfolio Builder Moderate Conservative Fund held 5.41% of Class I shares; Portfolio Builder Total Equity Fund held 20.66% of Class I shares; and Charles Schwab & Co. held 97.47% of Class Y shares.

As of April 30, 2006, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

                              SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

____ __, 2006

By Order of the Board of Directors

Leslie L. Ogg, Secretary